AMERICAN CENTURY MUTUAL FUNDS, INC.

ARTICLES OF AMENDMENT

AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation (“Articles of Incorporation”), the Board of Directors of the Corporation has:

(i)	liquidated the Focused Growth Fund effective October 21, 2016;

(ii)	eliminated the C Class of shares for Adaptive Equity Fund;

(iii)
determined to change the name of the Institutional Class to I Class for the series of shares titled Growth Fund, Select Fund, Ultra Fund, Heritage Fund, All Cap Growth Fund, Balanced Fund, New Opportunities Fund, Capital Value Fund, Adaptive Equity Fund, Small Cap Growth Fund, and Sustainable Equity Fund;

(iv)	duly established a new R5 Class for the series of shares titled Growth Fund, Select Fund, Ultra Fund, Heritage Fund, Balanced Fund, Small Cap Growth Fund, and Sustainable Equity Fund;

(v)	duly established a new Y Class for the series of shares titled Growth Fund, Select Fund, Ultra Fund, Heritage Fund, Small Cap Growth Fund, and Sustainable Equity Fund;

(vi)	duly approved increasing the number of shares of capital stock that the Corporation has the authority to issue to Thirteen Billion (13,000,000,000); and

(vii)
increased in some cases and decreased in some cases the number of shares of capital stock of certain series and classes that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law (the “Reallocation”).

THIRD: Immediately prior to the Reallocation the Corporation had the authority to issue Twelve Billion (12,000,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Thirteen Billion (13,000,000,000) shares of capital stock.

FOURTH: The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

FIFTH: Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was One Hundred Twenty Million Dollars ($120,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is One Hundred Thirty Million Dollars ($130,000,000).

SIXTH: Immediately prior to the Reallocation the number of shares allocated among the duly established classes of shares (each hereinafter referred to as a “Class”) of the fourteen (14) series of stock and aggregate par value of each Class was as follows:

Series Name	Class Name	No. of Shares	Aggregate Par Value
Growth Fund	Investor	1,330,000,000	$13,300,000
	Institutional	420,000,000	4,200,000
	A	200,000,000	2,000,000
	C	15,000,000	150,000
	R	30,000,000	300,000
	R6	95,000,000	950,000

Select Fund	Investor	310,000,000	3,100,000
	Institutional	35,000,000	350,000
	A	60,000,000	600,000
	C	20,000,000	200,000
	R	30,000,000	300,000
	R6	45,000,000	450,000

Ultra Fund	Investor	3,400,000,000	34,000,000
	Institutional	200,000,000	2,000,000
	A	80,000,000	800,000
	C	20,000,000	200,000
	R	40,000,000	400,000
	R6	50,000,000	500,000

Heritage Fund	Investor	1,270,000,000	12,700,000
	Institutional	120,000,000	1,200,000
	A	450,000,000	4,500,000
	C	80,000,000	800,000
	R	40,000,000	400,000
	R6	60,000,000	600,000

All Cap Growth Fund	Investor	275,000,000	2,750,000
	Institutional	20,000,000	200,000
	A	20,000,000	200,000
	C	20,000,000	200,000
	R	20,000,000	200,000

Balanced Fund	Investor	350,000,000	3,500,000
	Institutional	25,000,000	250,000

New Opportunities Fund	Investor	200,000,000	2,000,000
	Institutional	20,000,000	200,000
	A	15,000,000	150,000
	C	15,000,000	150,000
	R	15,000,000	150,000

Series Name	Class Name	No. of Shares	Aggregate Par Value
Capital Value Fund	Investor	200,000,000	2,000,000
	Institutional	15,000,000	150,000
	A	40,000,000	400,000

Adaptive Equity Fund (f/k/a Veedot	Investor	200,000,000	2,000,000
Fund)	Institutional	90,000,000	900,000
	A	50,000,000	500,000
	C	50,000,000	500,000
	R	50,000,000	500,000
	R6	50,000,000	500,000

Small Cap Growth Fund	Investor	160,000,000	1,600,000
	Institutional	160,000,000	1,600,000
	A	110,000,000	1,100,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R6	45,000,000	450,000

Sustainable Equity Fund (f/k/a	Investor	140,000,000	1,400,000
Fundamental Equity Fund)	Institutional	20,000,000	200,000
	A	140,000,000	1,400,000
	C	40,000,000	400,000
	R	20,000,000	200,000

Focused Growth Fund	Investor	30,000,000	300,000
	Institutional	10,000,000	100,000
	A	10,000,000	100,000
	C	10,000,000	100,000
	R	10,000,000	100,000

NT Growth Fund	Institutional	475,000,000	4,750,000
	R6	55,000,000	550,000

NT Heritage Fund	Institutional	335,000,000	3,350,000
	R6	50,000,000	500,000

SEVENTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation has (a) approved the amendments stated in Article SECOND above and (b) has allocated Thirteen Billion (13,000,000,000) shares of the Thirteen Billion (13,000,000,000) shares of authorized capital stock of the Corporation among the thirteen (13) series of stock of the Corporation and the various Classes as follows:

Series Name	Class Name	No. of Shares	Aggregate Par Value
Growth Fund	Investor	1,500,000,000	$15,000,000
	I	400,000,000	4,000,000
	A	120,000,000	1,200,000
	C	20,000,000	200,000
	R	30,000,000	300,000
	R6	300,000,000	3,000,000
	R5	50,000,000	500,000
	Y	50,000,000	500,000

Select Fund	Investor	350,000,000	3,500,000
	I	35,000,000	350,000
	A	50,000,000	500,000
	C	20,000,000	200,000
	R	30,000,000	300,000
	R6	50,000,000	500,000
	R5	50,000,000	500,000
	Y	50,000,000	500,000

Ultra Fund	Investor	3,350,000,000	33,500,000
	I	130,000,000	1,300,000
	A	70,000,000	700,000
	C	20,000,000	200,000
	R	40,000,000	400,000
	R6	50,000,000	500,000
	R5	50,000,000	500,000
	Y	50,000,000	500,000

Heritage Fund	Investor	1,500,000,000	15,000,000
	I	130,000,000	1,300,000
	A	340,000,000	3,400,000
	C	80,000,000	800,000
	R	40,000,000	400,000
	R6	60,000,000	600,000
	R5	50,000,000	500,000
	Y	50,000,000	500,000

All Cap Growth Fund	Investor	275,000,000	2,750,000
	I	20,000,000	200,000
	A	20,000,000	200,000
	C	20,000,000	200,000
	R	20,000,000	200,000

Series Name	Class Name	No. of Shares	Aggregate Par Value
Balanced Fund	Investor	360,000,000	3,600,000
	I	40,000,000	400,000
	R5	50,000,000	500,000

New Opportunities Fund	Investor	180,000,000	1,800,000
	I	20,000,000	200,000
	A	30,000,000	300,000
	C	20,000,000	200,000
	R	20,000,000	200,000

Capital Value Fund	Investor	180,000,000	1,800,000
	I	20,000,000	200,000
	A	40,000,000	400,000

Adaptive Equity Fund (f/k/a Veedot	Investor	140,000,000	1,400,000
Fund)	I	70,000,000	700,000
	A	40,000,000	400,000
	R	40,000,000	400,000
	R6	40,000,000	400,000

Small Cap Growth Fund	Investor	140,000,000	1,400,000
	I	200,000,000	2,000,000
	A	130,000,000	1,300,000
	C	20,000,000	200,000
	R	20,000,000	200,000
	R6	50,000,000	500,000
	R5	50,000,000	500,000
	Y	50,000,000	500,000

Sustainable Equity Fund (f/k/a	Investor	120,000,000	1,200,000
Fundamental Equity Fund)	I	20,000,000	200,000
	A	120,000,000	1,200,000
	C	40,000,000	400,000
	R	20,000,000	200,000
	R5	50,000,000	500,000
	Y	50,000,000	500,000

NT Growth Fund	Institutional	590,000,000	5,900,000
	R6	70,000,000	700,000

NT Heritage Fund	Institutional	430,000,000	4,300,000
	R6	70,000,000	700,000

EIGHTH: Except as otherwise provided by the express provisions of these Articles of Amendment, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any series or class or any unissued shares that have not been allocated to a series or class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation.

NINTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the various series.

TENTH: The Board of Directors of the Corporation duly adopted resolutions dividing into series and classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles of Amendment.

ELEVENTH:     The amendments to the Articles of Incorporation as set forth above was approved by at least a majority of the entire Board of Directors of the Corporation and were limited to changes expressly authorized by Section 2-105(c)(12) or Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

TWELFTH:     These Articles of Amendment shall become effective at 12:01 a.m. on April 10, 2017.

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IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 14th day of March, 2017.

ATTEST:		AMERICAN CENTURY MUTUAL FUNDS, INC.

	/s/ Otis H. Cowan		/s/ Charles A. Etherington
Name:	Otis H. Cowan	Name:	Charles A. Etherington
Title	Assistant Secretary	Title:	Senior Vice President

THE UNDERSIGNED SENIOR VICE PRESIDENT OF AMERICAN CENTURY MUTUAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated:March 14, 2017	/s/ Charles A. Etherington
Charles A. Etherington, Senior Vice President